                                                                     EXHIBIT 5.1

                  [LETTERHEAD OF VINSON & ELKINS APPEARS HERE]


                                 May 13, 1997


   DTM Corporation
   1611 Headway Circle
   Building 2
   Austin, Texas 78754

   Ladies and Gentlemen:

        We are acting as counsel for DTM Corporation, a Texas corporation (the "Company"), in connection with the filing of a registration statement on Form S-8 (the "Registration Statement") relating to a proposed periodic offering and sale of up to an aggregate of 357,755 shares (the "Shares") of the Company's common stock, par value $.0002 per share, which may be issued pursuant to the DTM Corporation Stock Option Plan (the "Plan").

        In this connection, we have examined the corporate records of the Company, including its Amended and Restated Articles of Incorporation, its Bylaws and certain resolutions of the Board of Directors of the Company. We have also examined the Registration Statement, together with the exhibits thereto (including the Plan), and such other certificates of officers of the Company and of public officials, documents and records as we have deemed necessary or appropriate for the purposes of this opinion. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we have relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

        Based upon the foregoing, we are of the opinion that the Shares to be issued pursuant to the Plan have been validly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms of the Plan (and options granted thereunder), the Shares so issued will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, but we do not thereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                  Very truly yours,

                                  /s/ VINSON & ELKINS L.L.P.